SECURITIES  AND  EXCHANGE  COMMISSION


                   WASHINGTON,  D.C.  20549


                           FORM  8-K
                        CURRENT  REPORT




              Pursuant  to  Section  13  or  15(d)  of  the
                Securities  and  Exchange  Act  of  1934





                         November  7,  2002
             -------------------------------------------------
             Date of Report (Date of earliest event  reported)


                      First Alliance Corporation
       ---------------------------------------------------------
      (Exact name of Registrant as  specified  in  its  charter)

       Kentucky                     33-67312        61-1242009
     --------------------------------------------------------------
    (State or other jurisdiction    (Commission     (IRS  employer
      of incorporation)               file  no.)    identification no.)



       2285  Executive  Drive,  Suite  308,  Lexington,  Kentucky  40505
     ---------------------------------------------------------------------
        Address  of  principal  executive  offices,  including  zip  code)


                               (859)  299-7656
              ---------------------------------------------------
              (Registrant's telephone number, including area code)


                                  Not  Applicable
                       ----------------------------------------
                         (Former  name  or  former  address,
                           if  changed  since  last  report)

                                      Page  1


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ITEM  5.  OTHER  EVENTS

     On November 7, 2002, the Registrant entered into an Agreement and Plan of Merger with Citizens, Inc. and Citizens Acquisition, Inc. providing for the merger of Citizens Acquisition, Inc. with and into the Registrant with the shares of Common Stock of the Registrant to be exchanged for shares of Class A Common Stock of Citizens, Inc. based on an exchange ratio of a value of $3.02 for each share of Common Stock of the Registrant and a value for each share of Class A Common Stock of Citizens, Inc. equal to the average closing price for shares of Class A Common Stock of Citizens, Inc. for the twenty trading days preceding the closing of the merger as reported by the New York Stock Exchange. The closing of the merger is conditioned, among other things, upon the registration of the shares of Class A Common Stock of Citizens, Inc. under the Securities Act of 1933, as amended, the approval of the Registrant's stockholders and the receipt of all required regulatory approvals. A conformed copy of the Agreement and Plan of Merger is attached hereto as Exhibit 2.0 and incorporated herein.

ITEM  7.  FINANCIAL  STATEMENTS  AND  EXHIBITS.

     (a)  Financial  Statements  of  Businesses  Acquired.

          Not  Applicable

     (b)  Pro  Forma  Financial  Information.

          Not  Applicable

     (c)  Exhibits.

          The  following  exhibit  is  attached  hereto:

          2.0 Plan and Agreement of Merger by and between the Registrant, Citizens, Inc. and Citizens Acquisition, Inc.

                                    SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              FIRST  ALLIANCE  CORPORATION



                                                         By:s/Michael N. Fink
                                                        ------------------------
                                                              Michael N. Fink
                                                           President  and  Chief
Date:  November  12,  2002                                   Executive  Officer


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